CONSENT OF
BROWN ARMSTRONG
ACCOUNTANCY CORPORATION

To the Board of Directors
Ireland Inc.

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of Ireland, Inc. for the year ended December 31, 2014, of our reports dated March 27, 2015, included in its Registration Statement on Form S-8 (No. 333-171668) dated March 27, 2015, relating to the financial statements and financial statement schedules for the two years ended December 31, 2014, listed in the accompanying index.

BROWN ARMSTRONG ACCOUNTANCY CORPORATION

Bakersfield, California
March 27, 2015